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FOR IMMEDIATE RELEASE Press Contact Jim Badenhausen Robinson Lerer & Montgomery For Moody's Corporation Tuesday only: 212-553-0100 After Tuesday: 212-553-1080	Financial Contact: Jeanne Dering Moody's Corporation Tuesday only: 212-553-0106 After Tuesday: 212-553-7211

Moody's Announces Reallocation of Management Responsibilities

John Rutherfurd, Raymond W. McDaniel and Debra Perry to Assume Direct
Responsibility for Key Areas of Business

Mara Hilderman to Head Public Finance Group

New York, NY - April 10, 2001 - Moody's Corporation (NYSE:MCO) today announced a reallocation of management responsibility at the company. Actions taken include:

  John Rutherfurd, Jr., President and Chief Executive Officer, will assume direct responsibility for the company's Global Corporate Finance business and the U.S. Public Finance business.

  Mara Hilderman, Group Managing Director, will assume primary responsibility for Public Finance in addition to her responsibilities for Leveraged Finance in the Americas. Mike Foley and Michel Madelain, Group Managing Directors, will have global responsibility for Investment Grade Corporate Finance; Michel Madelain will also be responsible for Leveraged Finance outside of the Americas. They will report to John Rutherfurd.

  Raymond W. McDaniel, Senior Vice President, Global Ratings and Research, will assume responsibility for the worldwide Structured Finance business, as well as the Financial Institutions and the Investor Services businesses.

  Debra Perry, Chief Administrative Officer, will assume responsibility for the company's credit policy function.

These reassignments follow the resignations of Donald E. Noe, Senior Vice President - Global Ratings and Research; M. Douglas Watson, Jr., Group Managing Director, Public

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Finance; and Kenneth J.H. Pinkes, Senior Vice President and Chief Credit Officer, which were announced today and are effective May 15, 2001.

Mr. Rutherfurd said, "The changes announced today will enable us to continue building on the strengths of Moody's business. We have a strong management team in place and look forward to exploring the tremendous opportunities we see in the global capital markets."

Moody's Corporation

Moody's Corporation [NYSE:MCO] is the leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets. With offices in New York, Tokyo, London, Paris, Sydney, San Francisco, Frankfurt, Dallas, Madrid, Toronto, Hong Kong, Singapore, Limassol, Sao Paulo, Milan and Mexico City, Moody's assigns ratings to more than 4,200 corporate and 68,000 public finance securities issued by corporations and governments in more than 100 nations. Further information is available at www.moodys.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This statement contains information about future expectations, plans and prospects for the Company's business and operations that constitute forward-looking statements. The forward-looking statements and other information are made as of April 10, 2001, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, customer reaction to, and the exercise by various governmental authorities of their discretionary authority in respect of, the Company's guilty plea and the conduct underlying it; changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to nationally recognized statistical rating organizations; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the uncertainty regarding market acceptance and revenue generating opportunities for web-based research products; and other factors as discussed in The New D&B Corporation Form 10 (Amendment No. 2) filed on September 11, 2000 with the Securities and Exchange Commission and in other filings made by the Company from time to time with the Securities and Exchange Commission.

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